                      ENTERGY POWER, INC.
        (a wholly-owned subsidiary of Entergy Corporation)
                   BALANCE SHEET (UNAUDITED)
                        March 31, 1998
                (in thousands, except for shares)

                          ASSETS
Current Assets:
  Cash and cash equivalents:
     Cash                                                                      $739
     Temporary investments and cash equivalents                              12,501
                                                                           --------
           Total cash and cash equivalents                                   13,240
  Accounts receivable:
    Associated companies                                                     20,724
    Non associated companies                                                 11,908
  Fuel inventory - at average cost                                              834
  Materials and supplies - at average cost                                    1,956
                                                                           --------
           Total current assets                                              48,662
                                                                           --------

Utility Plant:
  Electric                                                                  184,507
  Electric plant acquisition adjustment                                         482
  Construction work in progress                                                 412
                                                                           --------
           Total                                                            185,401
   Less - accumulated depreciation and amortization                          90,684
                                                                           --------
           Utility Plant - net                                               94,717
                                                                           --------

Deferred unrealized losses on hedging                                         7,910
                                                                           --------

           Total Assets                                                    $151,289
                                                                           ========
           LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable - associated companies                                     1,635
  Taxes accrued                                                               5,658
  Other                                                                         (60)
                                                                           --------
           Total current liabilities                                          7,233
Deferred credits:
   Accumulated deferred income taxes                                         29,075
   Other                                                                      1,792
                                                                           --------
           Total liabilities                                                 38,100
                                                                           --------

Commitments and contingencies

Shareholder's Equity:
    Common stock, $5 par value,  20,000 shares authorized;
      11,000 shares issued and outstanding                                       55
   Additional paid-in capital                                               174,950
   Accumulated deficit                                                      (61,816)
                                                                           --------
           Total shareholder's equity                                       113,189
                                                                           --------

           Total Liabilities and Shareholder's Equity                      $151,289
                                                                           ========

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
                        ENTERGY POWER, INC.
          (a wholly-owned subsidiary of Entergy Corporation)
                 STATEMENT OF OPERATIONS (UNAUDITED)
              For the twelve months ended March 31, 1998
                          (in thousands)

Revenues:
    Associated companies                                                    $37,849
    Others                                                                   45,063
    Natural gas sales                                                        12,672
                                                                           --------
          Total                                                              95,584

Operating Expenses:
  Operation and maintenance:
    Fuel and fuel related expenses                                           55,617
    Purchased power                                                           6,753
    Other                                                                    12,349
    Maintenance                                                               3,277
  Depreciation and amortization                                               4,520
  Taxes other than income taxes                                                 920
                                                                           --------
           Total                                                             83,436
                                                                           --------

Operating Income                                                             12,148

Other Income (Expense):
   Interest income                                                            1,838
   Miscellaneous, net                                                           (26)
                                                                           --------
          Total                                                               1,812
                                                                           --------

Income Before Income Taxes                                                   13,960

Income Taxes                                                                  4,978
                                                                           --------

Net Income                                                                   $8,982
                                                                           ========

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